                                         FILED UNDER RULE 424(c) OF REGULATION C

                                                     SEC FILE NUMBER:  333-51495


PROSPECTUS SUPPLEMENT

(TO PROSPECTUS DATED AUGUST 10, 1999)

                                 CYBERCASH, INC.

                        1,170,648 SHARES OF COMMON STOCK

     The information in this Prospectus Supplement concerning the Selling Stockholders supplements the statement set forth under the caption "Selling Stockholders" in the Prospectus. Capitalized items used and not defined herein shall have the meanings given to them in the Prospectus.

                              SELLING STOCKHOLDERS

     The information set forth under the caption "Selling Stockholders" in the Prospectus is supplemented as follows:



                                                                                           NUMBER OF
                                  NUMBER OF SHARES                                           SHARES
                                 BENEFICIALLY OWNED                NUMBER OF              BENEFICIALLY
                                    PRIOR TO THE                     SHARES               OWNED AFTER
SELLING STOCKHOLDERS                  OFFERING                   OFFERED HEREBY             OFFERING
--------------------                  --------                   --------------             --------
Garen K. Staglin (1)                    16,700                       16,700                     0

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(1) Mr. Staglin, an outside director of CyberCash, is the transferee of shares listed in the Prospectus as being held by The Garen K. Staglin and Sharalyn King Staglin 1997 Charitable Remainder Unit Trust, dated July 8, 1997. Information concerning the Selling Stockholders may change from time to time and any such changed information will be set forth in supplements to the Prospectus if and when necessary.